UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

LANDEC CORPORATION

     (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Effective January 3, 2014, Landec Corporation (the “Company”) appointed Molly A. Hemmeter as Chief Operating Officer. Ms. Hemmeter, 46, had previously served as Chief Commercial Officer of the Company since December 2010 and before that as Vice President, Business Development and Global Marketing of the Company since being hired in June 2009. From July 2006 until joining the Company in June 2009, Ms. Hemmeter was Vice President of Global Marketing and New Business Development for the Performance Materials division of Ashland, Inc., a global specialty chemicals company. Prior to joining Ashland, Inc., Ms. Hemmeter was Vice President of Strategy and Marketing for Siterra Corporation in San Francisco, a privately held company delivering on-demand software for managing real estate asset portfolios.

Item 7.01	Regulation FD Disclosure.

On January 3, 2014, the Company issued a press release announcing the management change described in Item 5.02. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibit

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated January 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

LANDEC CORPORATION

	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 3, 2014